Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFEWAY INC. ANNOUNCES

FOURTH QUARTER

2010 RESULTS

Earnings per Diluted Share up 17%, Excluding 2009 Impairment Charge

Contact: Melissa Plaisance (925) 467-3136

Christiane Pelz (925) 467-3832

Pleasanton, CA – February 24, 2011

Results From Operations

Safeway Inc. today reported net income of $229.6 million ($0.62 per diluted share) for the fourth quarter of 2010.

In the fourth quarter of 2009, Safeway reported a net loss of $1,609.1 million ($4.06 per diluted share) including a non-cash goodwill impairment charge of $1,974.2 million ($1,818.2 million, net of tax, or $4.59 per diluted share). The impairment was due primarily to Safeway’s reduced market capitalization and a weak economy. Excluding the goodwill impairment charge, net income for the fourth quarter of 2009 was $209.1 million ($0.53 per diluted share).

“We are pleased with the improving trends in sales in 2010, driven by our price reductions, reinvigorated private label brands and targeted marketing. These trends have continued into the first quarter of 2011,” said Steve Burd, Chairman, President and CEO. “We are also encouraged by the results of our efforts to achieve cost reduction, especially in shrink and store-level efficiencies, as well as our strong annual free cash flow.”

Sales and Other Revenue

Total sales were $12.8 billion in the fourth quarter of 2010 compared to $12.7 billion in the fourth quarter of 2009. Higher fuel sales and an increase in the Canadian exchange rate were offset by reduced sales due to store closures and a 0.8% decline in identical-store sales, excluding fuel.

Gross Profit

Gross profit declined 56 basis points to 28.08% of sales in the fourth quarter of 2010 compared to 28.64% of sales in the fourth quarter of 2009. Excluding the 60 basis-point impact from fuel sales, gross profit increased four basis points. This increase was largely the result of improved shrink, partly offset by investments in price in the first half of the quarter.

Operating and Administrative Expense

Operating and administrative expense decreased 44 basis points to 24.82% of sales in the fourth quarter of 2010 from 25.26% of sales in the fourth quarter of 2009. Excluding the 36 basis point impact of higher fuel sales in the fourth quarter of 2010, operating and administrative expense margin decreased eight basis points. This decrease was primarily the result of higher gains on property dispositions, lower general liability expense and reduced indirect store expenses, partly offset by higher workers’ compensation expense. Workers’ compensation expense increased primarily because of a decline in the interest rate used to calculate the discounted workers’ compensation liability.

Interest Expense

Interest expense declined to $90.2 million in the fourth quarter of 2010 from $98.0 million in the fourth quarter of 2009 due to lower average borrowings and lower average interest rates.

Income Taxes

Income tax expense was $106.1 million or 31.5% of pre-tax income in the fourth quarter of 2010 compared to an income tax benefit of $33.7 million in the fourth quarter of 2009. Comparisons between the 2010 and 2009 tax rates are not meaningful because of the impact of the 2009 goodwill impairment charge. The fourth quarter income tax rate was lower than in the earlier quarters of 2010 due to benefits from several individually immaterial items.

Annual Results

Net income for the fiscal year 2010 was $589.8 million ($1.55 per diluted share) compared to a net loss for 2009 of $1,097.5 million ($2.66 per diluted share). Excluding the goodwill impairment charge of $1,818.2 million, net of tax ($4.40 per diluted share), net income was $720.7 million ($1.74 per diluted share) in 2009.

The gross profit margin was 28.28% in 2010 compared to 28.62% in 2009. Operating and administrative expense margin was 25.45% in 2010 compared to 25.33% in 2009.

Stock Repurchases

During the fourth quarter of 2010, Safeway purchased 7.5 million shares of its common stock at an average cost of $22.67 per share and a total cost of $170.0 million (including commissions). For the full year, Safeway purchased 27.4 million shares of its common stock at an average cost of $22.67 per share and a total cost of $621.1 million (including commissions). During the fourth quarter, Safeway’s board of directors increased the authorization for stock repurchases by $1.0 billion. The remaining board authorization for stock repurchases at year-end was approximately $1.7 billion.

Capital Expenditures

Safeway invested $282.0 million in capital expenditures in the fourth quarter of 2010. The company opened seven new Lifestyle stores, completed 25 Lifestyle remodels and closed 15 stores. For the year, Safeway invested $837.5 million in capital expenditures, opened 14 new Lifestyle stores, completed 60 Lifestyle remodels and closed 45 stores.

Cash Flow

Net cash flow provided by operating activities was $1,849.7 million in the year 2010 compared to $2,549.7 million in the year 2009. This reduction was due primarily to lower net income in 2010 compared to net income excluding goodwill impairment charge in 2009 and cash flow used by working capital items in 2010.

Net cash flow used by investing activities declined to $798.8 million in the year 2010 from $889.0 million in 2009 primarily due to higher proceeds from the sale of property in 2010.

Net cash flow used by financing activities declined to $768.1 million in the year 2010 from $1,600.3 million in 2009 due primarily to lower payments on borrowings and to a lower level of stock repurchases in 2010 compared to 2009.

Guidance

Safeway will issue a press release announcing earnings guidance for 2011 on the morning of Tuesday, March 8, 2011, when we will be holding our annual investor conference.

About Safeway

Safeway Inc. is a Fortune 100 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,694 stores in the United States and Canada. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call

Safeway’s investor conference call discussing fourth-quarter results will be broadcast live over the internet at www.safeway.com/investor_relations at 8:00 a.m. PT on February 24, 2011. Click on Upcoming Events to access the call. A replay will be available via webcast for approximately one week following the conference call.

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This press release and related conference call contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets; sales volume levels and price per item trends; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to expand corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for existing or new business ventures, including our Blackhawk and Property Development Centers subsidiaries; legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; discount rates used in actuarial calculations for pension obligations and self-insurance reserves; the rate of return on our pension assets; the availability and terms of financing, including interest rates; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions and effects from natural disasters; performance in new business ventures or other opportunities that we pursue; and the capital investment in and financial results from our Lifestyle stores. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	16 Weeks Ended		52 Weeks Ended
	January 1, 2011	January 2, 2010	January 1, 2011	January 2, 2010

Sales and other revenue	$12,803.7	$12,693.9	$41,050.0	$40,850.7
Cost of goods sold	(9,208.2)	(9,058.9)	(29,442.5)	(29,157.2)

Gross profit	3,595.5	3,635.0	11,607.5	11,693.5
Operating and administrative expense	(3,178.4)	(3,206.7)	(10,448.1)	(10,348.0)
Goodwill impairment charge	—	(1,974.2)	—	(1,974.2)

Operating profit (loss)	417.1	(1,545.9)	1,159.4	(628.7)
Interest expense	(90.2)	(98.0)	(298.5)	(331.7)
Other income, net	9.9	1.1	20.3	7.1

Income (loss) before income taxes	336.8	(1,642.8)	881.2	(953.3)
Income taxes	(106.1)	33.7	(290.6)	(144.2)

Net income (loss) before allocation to noncontrolling interests	230.7	(1,609.1)	590.6	(1,097.5)
Less noncontrolling interests	(1.1)	—	(0.8)	—

Net income (loss) attributable to Safeway Inc.	$229.6	$(1,609.1)	$589.8	$(1,097.5)

Income (loss) per common share attributable to Safeway Inc.:
Basic	$0.62	$(4.06)	$1.56	$(2.66)

Diluted	$0.62	$(4.06)	$1.55	$(2.66)

Weighted average shares outstanding:
Basic	368.9	396.7	378.3	412.9

Diluted	370.0	396.7	379.6	412.9

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per-share amounts)

(Unaudited)

	Year-end 2010	Year-end 2009
ASSETS

Current assets:
Cash and equivalents	$778.8	$471.5
Receivables	557.4	522.4
Merchandise inventories	2,623.4	2,508.9
Prepaid expense and other current assets	273.4	322.5

Total current assets	4,233.0	3,825.3

Total property, net	9,910.2	10,282.7

Goodwill	430.9	426.6
Investment in unconsolidated affiliate	187.2	169.9
Other assets	386.8	259.1

Total assets	$15,148.1	$14,963.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of notes and debentures	$505.6	$509.2
Current obligations under capital leases	30.7	31.6
Accounts payable	2,533.4	2,458.9
Accrued salaries and wages	468.9	426.8
Deferred income taxes	96.3	103.1
Other accrued liabilities	679.3	708.2

Total current liabilities	4,314.2	4,237.8

Long-term debt:
Notes and debentures	3,843.8	3,874.3
Obligations under capital leases	456.2	486.6

Total long-term debt	4,300.0	4,360.9

Deferred income taxes	153.5	150.5
Pension and post-retirement benefit obligations	727.9	635.4
Accrued claims and other liabilities	654.8	632.6

Total liabilities	10,150.4	10,017.2

Stockholders’ equity:
Common stock: par value $0.01 per share; 1,500 shares authorized; 599.8 and 592.6 shares issued	6.0	5.9
Additional paid-in capital	4,363.1	4,212.4
Treasury stock at cost; 231.8 and 204.3 shares	(6,283.8)	(5,661.8)
Accumulated other comprehensive income (loss)	88.0	(13.8)
Retained earnings	6,820.0	6,403.7

Total Safeway Inc. equity	4,993.3	4,946.4
Noncontrolling interests	4.4	—

Total equity	4,997.7	4,946.4

Total liabilities and stockholders’ equity	$15,148.1	$14,963.6

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	52 Weeks Ended
	January 1, 2011	January 2, 2010
OPERATING ACTIVITIES
Net income (loss) before allocation to noncontrolling interests	$590.6	$(1,097.5)
Reconciliation to net cash flow from operating activities:
Goodwill impairment charge	—	1,974.2
Depreciation expense	1,162.4	1,171.2
Property impairment charges	71.7	73.7
Share-based employee compensation	55.5	61.7
Excess tax benefit from exercise of stock options	(1.6)	(0.1)
LIFO income	(28.0)	(35.2)
Equity in earnings of unconsolidated affiliate	(15.3)	(8.5)
Net pension and post-retirement benefits expense	125.2	140.1
Contributions to pension and post-retirement benefit plans	(17.7)	(24.4)
(Gain) loss on property dispositions and lease exit costs, net	(27.5)	12.7
Increase (decrease) in accrued claims and other liabilities	36.2	(34.3)
Deferred income taxes	(31.3)	(142.1)
Amortization of deferred finance costs	4.8	4.8
Other	(6.6)	26.7
Changes in working capital items:
Receivables	14.6	26.0
Inventories at FIFO cost	(64.4)	173.5
Prepaid expenses and other current assets	(15.3)	(30.4)
Income taxes	(3.7)	188.6
Payables and accruals	7.0	(101.4)
Payables related to third-party gift cards, net of receivables	(6.9)	170.4

Net cash flow from operating activities	1,849.7	2,549.7

INVESTING ACTIVITIES
Cash paid for property additions	(837.5)	(851.6)
Proceeds from sale of property	84.5	22.9
Other	(45.8)	(60.3)

Net cash flow used by investing activities	(798.8)	(889.0)

FINANCING ACTIVITIES
Additions to (payments on) short-term borrowings, net	0.2	(1.3)
Additions to long-term borrowings	1,627.4	1,653.7
Payments on long-term borrowings	(1,712.4)	(2,251.9)
Purchase of treasury stock	(621.1)	(884.9)
Dividends paid	(168.1)	(153.1)
Net proceeds from exercise of stock options	117.1	28.6
Excess tax benefit from exercise of stock options	1.6	0.1
Income tax refund related to prior years’ debt financing	—	16.8
Payment of debt issuance costs	(6.0)	(8.2)
Other	(6.8)	(0.1)

Net cash flow used by financing activities	(768.1)	(1,600.3)

Effect of changes in exchange rate on cash	24.5	28.3

Increase in cash and equivalents	307.3	88.7

CASH AND EQUIVALENTS
Beginning of year	471.5	382.8

End of year	$778.8	$471.5

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA

	16 Weeks Ended		52 Weeks Ended
	January 1, 2011	January 2, 2010	January 1, 2011	January 2, 2010
Cash paid for capital expenditures	$282.0	$248.8	$837.5	$851.6
Stores opened	7	1	14	8
Stores closed	15	6	45	22
Lifestyle remodels completed	25	20	60	82
Stores at end of period	1,694	1,725
Square footage (in millions)	79.2	80.1

Fuel sales	$1,049.2	$851.1	$3,187.9	$2,688.7
Number of fuel stations at end of period	393	388
Increase (decrease) in sales from change in Canadian exchange rate	$81.2	$186.2	$588.1	$(407.1)

TABLE 2: RECONCILIATION OF NET INCOME ATTRIBUTABLE TO SAFEWAY INC. TO ADJUSTED EBITDA

	Year Ended January 1, 2011
Net income attributable to Safeway Inc.	$589.8
Add (subtract):
Income taxes	290.6
Interest expense	298.5
Depreciation expense	1,162.4
LIFO income	(28.0)
Share-based employee compensation	55.5
Property impairment charges	71.7
Equity in earnings of unconsolidated affiliate	(15.3)

Adjusted EBITDA	$2,425.2

Total debt at January 1, 2011	$4,836.3
Less cash and equivalents in excess of $75.0 at January 1, 2011	703.8

Adjusted Debt, as defined by bank credit agreement	$4,132.5

Adjusted EBITDA as a multiple of interest expense	8.12	x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00	x

Adjusted Debt to Adjusted EBITDA	1.70	x
Maximum Adjusted Debt to Adjusted
EBITDA under bank credit agreement	3.50	x

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA

Year Ended January 1, 2011
Net cash flow provided by operating activities	$1,849.7
Add (subtract):
Income taxes	290.6
Interest expense	298.5
Amortization of deferred finance costs	(4.8)
Excess tax benefit from exercise of stock options	1.6
Deferred income taxes	31.3
Net pension and post-retirement benefits expense	(125.2)
Contributions to pension and post-retirement benefit plans	17.7
Increase in accrued claims and other liabilities	(36.2)
Gain on property dispositions and lease exit costs, net	27.5
Changes in working capital items	67.9
Other	6.6

Adjusted EBITDA	$2,425.2

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW*

	Fiscal Year
	2010	2009
Net cash flow from operating activities, as reported	$1,849.7	$2,549.7
Decrease (increase) in payables related to third-party gift cards, net of receivables	6.9	(170.4)

Net cash flow from operating activities, as adjusted	1,856.6	2,379.3
Net cash flow used by investing activities	(798.8)	(889.0)

Free cash flow	$1,057.8	$1,490.3

*	Excludes cash flow from payables related to third-party gift cards, net of receivables. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less Safeway’s commission, to card partners. Because this cash flow is temporary it is not available for other uses, and is therefore excluded from the company’s calculation of free cash flow.

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(In millions, except percents and per-share amounts)

(Unaudited)

TABLE 5: SAME-STORE SALES

	Fourth Quarter 2010		Fiscal Year 2010
	Comparable- Store Sales Increases (Decreases)	Identical- Store Sales Increases (Decreases)*	Comparable- Store Sales Decreases	Identical- Store Sales Decreases*
As reported	1.1%	0.8%	-0.5%	-0.7%
Excluding fuel sales	-0.5%	-0.8%	-1.8%	-2.0%

*	Excludes replacement stores.

TABLE 6: RECONCILIATION OF 2009 GAAP NET LOSS ATTRIBUTABLE TO SAFEWAY INC. TO NET INCOME EXCLUDING GOODWILL IMPAIRMENT CHARGE

	Fourth Quarter 2009	Fiscal 2009
Net loss attributable to Safeway Inc., as reported	$(1,609.1)	$(1,097.5)
Add goodwill impairment charge	1,974.2	1,974.2
Less tax benefit from goodwill impairment charge*	(156.0)	(156.0)

Net income, excluding goodwill impairment charge	$209.1	$720.7

Diluted loss per share attributable to Safeway Inc., as reported	$(4.06)	$(2.66)
Less goodwill impairment charge per diluted share, net of tax	4.59	4.40

Diluted earnings per share, excluding goodwill impairment charge	$0.53	$1.74

Weighted shares outstanding used for diluted loss per share, as reported	396.7	412.9
Add common share equivalents	1.5	1.2

Weighted average shares outstanding used for diluted earnings per share, excluding goodwill impairment charge	398.2	414.1

*	Represents the tax deduction from the impairment of goodwill that arose from taxable asset acquisitions, tax-affected at Safeway’s incremental rate of 38.6%.